UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2017

UNITED RENTALS, INC.

UNITED RENTALS (NORTH AMERICA), INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14387	06-1522496
Delaware	001-13663	86-0933835
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 First Stamford Place, Suite 700
Stamford, Connecticut	06902
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 622-3131

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.                                        Entry into a Material Definitive Agreement.

On August 16, 2017, United Rentals (North America), Inc. (“URNA”), a Delaware corporation and wholly owned subsidiary of United Rentals, Inc. (“URI”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Neff Corporation, a Delaware corporation (“Neff”) and UR Merger Sub III Corporation (“Merger Sub”), a Delaware corporation and wholly owned subsidiary of URNA. The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into Neff (the “Merger”), with Neff as the surviving corporation in the Merger (the “Surviving Corporation”) and as a wholly owned subsidiary of URNA.

The execution of the Merger Agreement followed a determination by Neff’s Board of Directors that the proposal from URI reflected in the Merger Agreement constituted a Superior Proposal, as defined in the previously announced Agreement and Plan of Merger, dated as of July 14, 2017 (the “H&E Merger Agreement”) with H&E Equipment Services, Inc., a Delaware corporation (“H&E”), and Yellow Iron Merger Co., a Delaware corporation and wholly owned subsidiary of H&E (“H&E Merger Sub”).  Neff terminated the H&E Merger Agreement and the agreements ancillary thereto immediately prior to entry into the Merger Agreement.  In connection with the termination of the H&E Merger Agreement, URI paid to H&E a termination fee of $13,165,000 on behalf of Neff.

Merger Agreement

Merger Consideration

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of Class A common stock, par value $0.01 per share, of Neff (the “Class A Common Stock”), including those shares issued in the Exchanges (as defined below) (other than Class A Common Stock held in treasury by Neff, owned directly or indirectly by URNA or any of its subsidiaries or with respect to which appraisal rights under Delaware law are properly perfected and not withdrawn) will be cancelled and converted, in accordance with the Merger Agreement, into the right to receive an amount of cash equal to $25.00.

Treatment of Company Equity Awards

At the Effective Time, each outstanding option to purchase a share of Class A Common Stock (the “Company Stock Options”), will be cancelled and will cease to be outstanding with the holder of such Company Stock Option becoming entitled to receive (i) in the case of each unvested Company Stock Option, a substitute stock option on the same terms to purchase URI common stock and (ii) in the case of each vested Company Stock Option, an amount in cash (less applicable tax withholdings) equal to the product of (a) the Merger Consideration, minus the per share exercise price for the Class A Common Stock issuable under such Company Stock Option (or portion thereof), multiplied by (b) the number of shares of Class A Common Stock subject to such Company Stock Option (or portion thereof) as of the Effective Time.

At the Effective Time, each restricted stock unit award in respect of shares of Class A Common Stock that is outstanding as of the Effective Time granted by Neff, whether vested or unvested (each, a “Company Restricted Stock Unit Award” and, together with Company Stock Options, the “Company Equity Awards”) will be cancelled and will cease to be outstanding with the holder of such Company Restricted Stock Unit Award becoming entitled to receive: (i) in the case of each unvested Company Restricted Stock Unit Award, time-vesting restricted stock units of URI common stock equal to the product of (x) the number of shares of Class A Common Stock with respect to which such Company Restricted Stock Unit Award was unvested as of immediately prior to the Effective Time and (y) the Exchange Ratio (as defined in the Merger Agreement); and (ii) in the case of each vested Company Restricted Stock Unit Award, an amount of cash (less applicable tax withholdings) within ten days after the closing date equal to the product of (a) the Merger Consideration, multiplied by (b) the number of shares of Class A Common Stock with respect to which such Company Restricted Stock Unit Award was so vested as of immediately prior to the Effective Time.

Conditions to Consummation of the Merger

Under the Merger Agreement, consummation of the Merger is subject to the satisfaction or waiver of certain customary closing conditions, including, among others: (i) the information statement of Neff in connection with the Merger shall have been mailed to stockholders of Neff at least twenty (20) days prior to the closing of the Merger; (ii) the absence of any injunction which prohibits the consummation of the Merger and any statute, rule, regulation, judgment, decision, decree or other order that has the effect of making the Merger illegal or otherwise prohibits its consummation; (iii) subject to certain materiality and material adverse effect exceptions, the accuracy of the parties’ respective representations and warranties and compliance with the parties’ respective covenants; and (iv) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

No-Shop Restrictions

Immediately after the execution of the Merger Agreement, until the earlier of (a) the Effective Time and (b) the termination of the Merger Agreement, Neff has agreed that it will not, and will cause its subsidiaries and their representatives not to, (i) solicit, encourage, discuss or negotiate any alternative acquisition proposal (an “Acquisition Proposal”) or potential Acquisition Proposal, (ii) participate in any negotiations regarding an Acquisition Proposal with, or furnish any non-public information regarding an Acquisition Proposal to, any person or group of persons that is considering making an Acquisition Proposal or (iii) approve, endorse or recommend any Acquisition Proposal.

Termination Rights; Termination Fees

The Merger Agreement contains certain customary termination rights, including that each of URNA and Neff has the right to terminate the agreement after May 16, 2018 if the Merger has not been consummated, provided that if all of the conditions to closing have been satisfied other than having obtained HSR clearance, each of URNA and Neff may extend such outside date to August 16, 2018.  In the event that Neff or URNA terminates the Merger Agreement under certain specified circumstances, Neff will be required to pay URNA a cash termination fee in the amount of $21,960,000.

Representations, Warranties and Covenants

The Merger Agreement includes customary representations, warranties and covenants of Neff, URNA and Merger Sub. Among other things, Neff has agreed to conduct its business in the ordinary course of business consistent with past practice in all material respects until the Merger is consummated.

Financing of the Merger

Neff has agreed, and has agreed to cause its subsidiaries and request their respective representatives, to use reasonable best efforts to cooperate in any efforts by URNA to obtain debt financing for the Merger.  The Merger is not conditioned upon URNA’s receipt of debt financing.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Form 8-K and incorporated herein by reference.

Support Agreement

On August 16, 2017, concurrently with the execution of the Merger Agreement, URNA entered into a support agreement (the “Support Agreement”) with Wayzata Opportunities Fund II, L.P. and Wayzata Opportunities Fund Offshore II, L.P. (together, the “Key Holders”).  The Key Holders beneficially own 14,951,625 shares of Class B common stock, par value $0.01 per share, of Neff (“Class B Common Stock” and together with Class A Common Stock, “Neff Common Stock”) representing approximately 62.7% of the outstanding Neff Common Stock.  Concurrently with the execution of the Support Agreement, the

Key Holders executed and delivered a written consent effective immediately following execution of the Merger Agreement (the “Written Consent”) adopting the Merger Agreement and approving the Merger.  Under the Support Agreement, the Key Holders agreed during the term of the Support Agreement, subject to certain limitations set forth therein, to vote all of their shares of Neff Common Stock against any action or agreement that is intended to prevent, interfere with, impair or delay the Merger. The Support Agreement restricts the Key Holders from discussions, negotiations and other actions related to acquisition proposals. The Support Agreement terminates on the earliest of (i) the mutual written consent of URNA and the Key Holders, (ii) the date the Merger Agreement is terminated in accordance with its terms, and (iii) the closing of the Merger. Additionally, each Key Holder has the right to terminate the Support Agreement following certain material amendments to the Merger Agreement.

As a result of the execution and delivery of the Written Consent, the required approval of the Merger by the stockholders of Neff has been obtained and no additional stockholder approvals are required to complete the Merger. The Written Consent will be deemed null and void and will have no further force or effect if the Support Agreement is terminated in accordance with its terms, including if the Merger Agreement is terminated pursuant to its terms.

The foregoing descriptions of the Support Agreement and the actions contemplated thereby do not purport to be complete and are subject to and qualified in their entirety by reference to the Support Agreement, a copy of which is attached hereto as Exhibit 99.1, and the terms of which are incorporated herein by reference.

Exchange and Termination Agreements

On August 16, 2017, concurrently with execution and delivery of the Merger Agreement, the Key Holders entered into an Exchange and Termination Agreement (the “Key Holder Exchange and Termination Agreement”) with Neff, URNA and Neff Holdings LLC, a Delaware limited liability company (“Neff Holdings”), and the LLC Optionholders (as defined therein) entered into an Exchange and Termination Agreement (the “LLC Optionholder Holder Exchange and Termination Agreement” and, together with the Key Holder Exchange and Termination Agreement, the “Exchange and Termination Agreements”), with Neff, URNA, Neff Holdings and the Management Representative (as defined therein). Pursuant to the Exchange and Termination Agreements, immediately prior to the Effective Time, the Tax Receivable Agreement, dated as of November 26, 2014 (the “Tax Receivable Agreement”), by and among Neff, Holdings, each of the members from time to time party thereto, the LLC Optionholders and the Management Representative, will be terminated without any payment by Neff.  Under the Tax Receivable Agreement, Neff previously agreed to make certain payments to the Key Holders based upon the reduction of Neff’s liability for U.S. federal, state, local and franchise taxes arising from adjustments to Holding’s basis in its assets and imputed interest.

Pursuant to the Key Holder Exchange and Termination Agreement, immediately prior to the Effective Time, all of the Common Units (the “LLC Units”) in Holdings owned by each of the Key Holders shall be exchanged (the “Key Holder Exchange”) directly with Neff for shares of Class A Common Stock (on a one-for-one basis with the number of LLC Units) in accordance with the Second Amended and Restated Limited Liability Company Agreement of Neff Holdings, dated as of November 26, 2014 (the “LLC Agreement”).  Simultaneous with the consummation of the Key Holder Exchange, all of the related Class B Common Stock of Neff owned by each of the Key Holders will be cancelled by Neff pursuant to Neff’s Amended and Restated Certificate of Incorporation for no consideration.  Additionally, pursuant to the LLC Optionholder Exchange and Termination Agreement, immediately prior to the Effective Time, all of the options convertible into LLC Units (the “LLC Options”) held by the LLC Optionholders shall be converted on a cashless basis into LLC Units and such LLC Units shall be exchanged (the “LLC Optionholder Exchange” and together with the Key Holder Exchange, the “Exchange”) directly with Neff for shares of Class A Common Stock (on a one-for-one basis with the number of LLC Units) in accordance with the LLC Agreement.

Additionally, pursuant to the Exchange and Termination Agreements, immediately prior to the Effective Time, the Registration Rights Agreement, dated as of November 26, 2014, by and among Neff, the Key Holders, and certain other individuals, will be terminated.

The foregoing descriptions of the Exchange and Termination Agreements and the transactions contemplated thereby do not purport to be complete descriptions and are subject to and qualified in their entirety by reference to the Exchange and Termination Agreements, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and the terms of which are incorporated herein by reference.

The Merger Agreement, the Support Agreement and the Termination and Exchange Agreements (the “Transaction Agreements”) and the summaries of each have been included to provide investors and security holders with information regarding their terms. The representations, warranties and covenants contained in the Transaction Agreements (i) were made solely for purposes of each such Transaction Agreement and as of the date thereof, (ii) were solely for the benefit of the parties to each such Transaction Agreement, (iii) may be subject to qualifications and limitations agreed upon by the parties to each such Transaction Agreement, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts and (iv) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders of URNA.  Investors and security holders of URNA should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of URNA or Neff.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of each such Transaction Agreement, which subsequent information may or may not be fully reflected in public disclosures by URNA.

Cautionary Statement Regarding Forward-Looking Statements

This document contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. Forward-looking statements involve significant risks and uncertainties that may cause actual results to differ materially from such forward-looking statements. These statements are based on current plans, estimates and projections, and, therefore, you should not place undue reliance on them. No forward-looking statement, including any such statement concerning the completion and anticipated benefits of the proposed transaction, can be guaranteed, and actual results may differ materially from those projected. United Rentals undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about the business and future financial results of the equipment rental industries, and other legal, regulatory and economic developments. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe harbor provisions of the PSLRA. Actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including, but not limited to, those described in the SEC reports filed by United Rentals, as well as the possibility that (1) United Rentals may be unable to obtain regulatory approvals required for the proposed transaction or may be required to accept conditions that could reduce the anticipated benefits of the acquisition as a condition to obtaining regulatory approvals; (2) the length of time necessary to consummate the proposed transaction may be longer than anticipated; (3) problems may arise in successfully integrating the businesses of United Rentals and Neff, including, without limitation, problems associated with the potential loss of any key employees of Neff; (4) the proposed transaction may involve unexpected costs, including, without limitation, the exposure to any unrecorded liabilities or unidentified issues that we fail to discover during the due diligence investigation of Neff or that are not subject to indemnification or reimbursement by Neff, as well as potential unfavorable accounting treatment and unexpected increases in taxes; (5) our business may suffer as a result of uncertainty surrounding the proposed transaction, any adverse effects on our ability to maintain relationships with customers, employees and suppliers, or the inherent risk associated with entering a geographic area or line of business in which we have no or limited experience; and (6) the industry may be subject to future risks that are described in the “Risk Factors” section of the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC by United Rentals. United Rentals gives no assurance that it will achieve its expectations and does not assume any responsibility for the accuracy and completeness of the forward-looking statements. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of United Rentals described in the “Risk Factors” section of its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC. All forward-looking statements included in this document are based upon information available to United Rentals on the date hereof; and United Rentals assumes no obligations to update or revise any such forward-looking statements. This communication is not intended to be a recommendation to buy, sell or hold securities and does not constitute an offer for the sale of, or the solicitation of an offer to buy securities in any jurisdiction, including the United States. Any such offer will only be made by means of a prospectus or offering memorandum, and in compliance with applicable securities laws.

Item 9.01.                                        Financial Statements and Exhibits.

(d)	Exhibits

2.1	Agreement and Plan of Merger, dated as of August 16, 2017, by and among United Rentals (North America), Inc., UR Merger Sub III Corporation and Neff Corporation.*
10.1

Exchange and Termination Agreement, dated as of August 16, 2017, by and among United Rentals (North America), Inc., Neff Corporation, Neff Holdings LLC, Wayzata Opportunities Fund II, L.P., and Wayzata Opportunities Fund Offshore II, L.P.

10.2

Exchange and Termination Agreement, dated as of August 16, 2017, by and among United Rentals (North America), Inc., Neff Corporation, Neff Holdings LLC, Mark Irion, as management representative, and the holders of LLC Options party thereto.

99.1	Support Agreement, dated as of August 16, 2017, by and among United Rentals (North America), Inc., Wayzata Opportunities Fund II, L.P. and Wayzata Opportunities Fund Offshore II, L.P.

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  URI agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request, subject to URI’s right to request confidential treatment of any requested schedule or exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 17, 2017

UNITED RENTALS, INC.

By:	/s/ Craig A. Pintoff
	Name:	Craig A. Pintoff
	Title:	Executive Vice President — Chief Administrative and Legal Officer

UNITED RENTALS (NORTH AMERICA), INC.

By:	/s/ Craig A. Pintoff
	Name:	Craig A. Pintoff
	Title:	Executive Vice President — Chief Administrative and Legal Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of August 16, 2017, by and among United Rentals (North America), Inc., UR Merger Sub III Corporation and Neff Corporation.*

10.1

Exchange and Termination Agreement, dated as of August 16, 2017, by and among United Rentals (North America), Inc., Neff Corporation, Neff Holdings LLC, Wayzata Opportunities Fund II, L.P., and Wayzata Opportunities Fund Offshore II, L.P.

10.2

Exchange and Termination Agreement, dated as of August 16, 2017, by and among United Rentals (North America), Inc., Neff Corporation, Neff Holdings LLC, Mark Irion, as management representative, and the holders of LLC Options party thereto.

99.1	Support Agreement, dated as of August 16, 2017, by and among United Rentals (North America), Inc., Wayzata Opportunities Fund II, L.P. and Wayzata Opportunities Fund Offshore II, L.P.

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  URI agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request, subject to URI’s right to request confidential treatment of any requested schedule or exhibit.